UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 13, 2010 (September 9, 2010)

Rexahn Pharmaceuticals, Inc.
(Exact Name of Issuer as Specified in Charter)

DELAWARE	001-34079	11-3516358
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15245 Shady Grove Road, Suite 455	20850
Rockville, MD	(Zip Code)
(Address of Principal Executive Offices)

(240) 268-5300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2010, Rexahn Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the appointment of Peter Brandt and Richard Kivel to the Company’s Board of Directors on September 9, 2010.

Peter Brandt was most recently President and Chief Executive Officer of Noven Pharmaceuticals, a specialty pharmaceutical company based in Miami, Florida. Prior to leading Noven, Mr. Brandt spent 28 years at Pfizer, the world's largest pharmaceutical company. He served as Pfizer’s President – U.S. Pharmaceuticals Operations, where he helped deliver revenue and earnings growth while engineering major change within Pfizer’s U.S. pharmaceuticals organization. Prior to running the U.S. operations, he led the Latin American Pharmaceuticals Operations, as well as the following Pfizer Worldwide Pharmaceuticals functions: Finance, Information Technology, Planning and Business Development. He also oversaw the operations of Pfizer's care management subsidiary, Pfizer Healthcare Solutions.

Richard Kivel is a serial entrepreneur and seasoned life science and technology executive and presently serves as Chairman of Rhapsody Biologics, a biotech company focused in the field of vaccine development, with offices in the US and Singapore. Previously, Mr. Kivel served as the Chief Executive Officer of TheraGenetics, a UK-based genetic diagnostics company focusing on the development and commercialization of pharmacogenetic diagnostic tests to guide and improve the treatment of Central Nervous System (CNS) disorders.

There are no arrangements or understandings between the new non-employee directors and any other persons pursuant to which they were appointed directors. There are no current or proposed transactions in which the new directors or any member of their immediate family has, or will have, a direct or indirect material interest which would require disclosure under Item 404(a) of Regulation S-K. Messrs. Brandt and Kivel meet the independence criteria set forth in the listing standards of the NYSE Amex and the applicable rules of the Securities and Exchange Commission.

Messrs. Brandt and Kivel will each receive (i) an annual retainer of $7,000 for their service on the Company’s Board of Directors, plus an additional $2,000 fee per meeting of the Board of Directors; and (ii) 20,000 options to purchase shares of the common stock of the Company for each year they serve on the Board of Directors.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated September 13, 2010.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexahn Pharmaceuticals, Inc.

Date: September 13, 2010	By:	/s/ TAE HEUM JEONG
		Name:	Tae Heum Jeong
		Title:	Chief Financial Officer